EX-99.77Q1(e) - Exhibits; Copies of Any New or Amended Investment Advisory Contracts
                          referred to in answer to sub-item 77I
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Amended Annex A dated December 15, 2011 to the Management Agreement among Registrant, Goldman Sachs Asset Management, L.P. and
Goldman Sachs Asset Management International on behalf of the Large Cap Value, Mid Cap Value, Structured Small
Cap Equity, Structured U.S. Equity, Strategic Growth, Government Income, Core Fixed Income, Growth Opportunities,
 Money Market, Global Markets Navigator and Strategic International Equity Funds is incorporated herein by reference to Exhibit (d)(4) to Post-Effective Amendment No. 26 to the Registrant's Registration Statement on
Form N-1A, filed with the Securities and Exchange Commission on February 14, 2012
(Accession No. 0000950123-12-002559).